Exhibit 10.47

ENDEAVOR GROUP HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Endeavor Group Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board or the Governing Body (as defined in the Company’s certificate of incorporation as in effect from time to time), or any committee or subcommittee of either, to each member of the Board who (a) is not an employee of the Company or any parent or subsidiary of the Company and (b) is not (and was not at any time on or after the Effective Date (as defined below)) affiliated with Silver Lake Partners or any of its affiliates (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective on the date the price of the shares of Class A common stock of the Company is established in connection with the Company’s initial public offering (the “Effective Date”), immediately following the establishment of such price, and shall remain in effect until it is revised or rescinded by further action of the Governing Body (or, if the Executive Committee (as defined in the Company’s certificate of incorporation as may be amended and/or restated from time to time) is the Governing Body and so delegates authority, the Board) and, solely to the extent required to satisfy the exemption under the provisions of Rule 16b-3 promulgated under the Exchange Act (as defined in the Equity Plan (as defined below)) in respect of equity awards, a committee of the Board composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act (a “Rule 16b-3 Committee”). This Policy may be amended, modified or terminated at any time by action by the Governing Body (or, if the Executive Committee is the Governing Body and so delegates authority, the Board) and, to the extent required to satisfy the exemption under the provisions of Rule 16b-3 promulgated under the Exchange Act in respect of equity awards, a Rule 16b-3 Committee in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy following grant thereof.

1. Cash Compensation.

(a) Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $107,000 for service on the Board.

(b) Additional Annual Retainers.

(i) Any Non-Employee Director serving as the Chair of the Audit Committee of the Company shall receive an additional annual retainer of $15,000 for such service.

(ii) Each Non-Employee Director serving as a member of the Audit Committee of the Company (including any Non-Employee Director serving as the Chair of the Audit Committee of the Company) shall receive an additional annual retainer of $21,000 for such service.

(c) Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a member of the Board does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the member of the Board serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2019 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of applicable award agreement(s), including attached exhibits. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and an award agreement thereunder.

(a) IPO Awards. Each Non-Employee Director who (i) serves on the Board as of the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such date shall be automatically granted, on the Effective Date, a restricted stock unit award under which the Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on the Effective Date of $182,000 (calculated based on the Fair Market Value (as defined in the Equity Plan) of such shares on the Effective Date) (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to as the “IPO Awards.”

(b) Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Time and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, a restricted stock unit award under which the Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on the date of grant of $182,000 (calculated based on the Fair Market Value of such shares on the date of grant) (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award (as defined below) on the date of such Annual Meeting as well.

(c) Initial Awards. Except as otherwise determined by action of the Governing Body (or, if the Executive Committee is the Governing Body and so delegates authority, the Board) and, to the extent required to satisfy the exemption under the provisions of Rule 16b-3 promulgated under the Exchange Act, a Rule 16b-3 Committee, each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date on any date other than the date of an Annual Meeting shall be automatically granted, on the effective date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), a restricted stock unit award under which the Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on such Non-Employee Director’s Start Date equal to the product of (i) $182,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (calculated based on the Fair Market Value of such shares on the Non-Employee Director’s Start Date) (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(d) Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who, following the Effective Date, terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an IPO Award or Initial Award pursuant to Section 2(a) or (c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(e) Vesting of Awards Granted to Non-Employee Directors. Each IPO Award, Annual Award and Initial Award shall vest on the next Annual Meeting following the date of grant, in each case subject to the Non-Employee Director continuing in service through the date of such Annual Meeting. No portion of an IPO Award, Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s IPO Awards, Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(f) Compensation Limits. Notwithstanding anything to the contrary in this Policy, all compensation payable under this Policy will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the Equity Plan, as in effect from time to time.

Effective Date: September [•], 2019

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